EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Rock-Tenn Company (the “Corporation”), for the year ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James A. Rubright, Chairman of the Board and Chief Executive Officer of the Corporation, and Steven C. Voorhees, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Corporation, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ JAMES A. RUBRIGHT
James A. Rubright
Chairman of the Board and Chief Executive Officer
November 26, 2008

/s/ STEVEN C. VOORHEES
Steven C. Voorhees
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
November 26, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Rock-Tenn Company and will be retained by Rock-Tenn Company and furnished to the Securities and Exchange Commission or its staff upon request.